UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 8, 2009

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition of Disposition of Assets.

As previously reported, on March 1, 2009, Spansion Inc. (the “Company”), Spansion Technology LLC, Spansion LLC, Spansion International, Inc. and Cerium Laboratories LLC (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) for reorganization relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) (collectively, the “Chapter 11 Cases”). The Debtors continue to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

Sale of Assembly, Test and Pack Facility in Suzhou, China

On September 8, 2009 (the “Closing Date”), Spansion LLC, a wholly owned subsidiary of the Company (“Spansion LLC”), completed the sale of its assembly, mark, test and pack facility located in Suzhou, China (the “Suzhou Facility”) and other related assets owned by Spansion LLC pursuant to the previously-announced Asset and Share Purchase Agreement, dated August 21, 2009 (the “Purchase Agreement”), between Spansion LLC and Powertech Technology Inc., a company organized under the laws of the Republic of China (Taiwan) (“PTI”). Pursuant to the terms of the Purchase Agreement, Spansion LLC sold: (i) all issued and outstanding ordinary shares (the “Shares”) of its wholly owned subsidiary, Spansion Holdings (Singapore) Pte. Ltd., a company organized under the laws of the Republic of Singapore (“Singapore Subsidiary”), which in turn owns all registered capital of Spansion (China) Limited, a wholly foreign-owned enterprise organized under the laws of the People’s Republic of China and the entity that owns the Suzhou Facility (“Suzhou Subsidiary”); and (ii) certain assembly, mark and pack equipment and tooling and other assets related to the Suzhou Facility that is owned directly by Spansion LLC (collectively, the “Purchased Assets”). The Bankruptcy Court entered an order to approve the sale of the Purchased Assets on September 4, 2009.

In consideration for the Purchased Assets, PTI delivered to Spansion LLC a promissory note for approximately $27.7 million (the “Promissory Note”), which requires three scheduled installment payments of approximately $9.2 million to be made by PTI to Spansion LLC on each of the 60th, 120th and 180th days following the Closing Date. In addition, upon PTI’s obtaining approval from the Investment Commission of the Ministry of Economic Affairs of the Republic of China (Taiwan) (the “Investment Commission”), PTI will pay to Spansion LLC cash in the amount of $12.6 million, of which $6 million will be placed into an escrow account for a one-year period. PTI has informed Spansion that it expects to obtain the Investment Commission’s approval in September 2009. At the expiration of the one-year escrow period, cash remaining in the escrow account not previously distributed, or reserved for distribution, to PTI pursuant to the terms of the Purchase Agreement will be delivered to Spansion LLC. The Shares will be also held in escrow and one-third of the Shares will be distributed to PTI upon Spansion LLC’s receipt of each installment payment made pursuant to the Promissory Note.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 9, 2009	SPANSION INC.

	By:	/s/ Randy W. Furr
	Name:	Randy W. Furr
	Title:	Executive Vice President and Chief Financial Officer

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